UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2020

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

One Lacey Place, Southport, Connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders on May 13, 2020 (the “Annual Meeting”), the Company’s stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

	Votes For	Votes Withheld

John A. Cosentino, Jr.	11,832,766	474,099
Michael O. Fifer	12,027,819	279,046
Sandra S. Froman	12,023,774	283,091
C. Michael Jacobi	9,128,253	3,178,612
Christopher J. Killoy	12,057,250	249,615
Terrence G. O’Connor	9,425,875	2,880,990
Amir P. Rosenthal	9,397,540	2,909,325
Ronald C. Whitaker	11,961,334	345,531
Phillip C. Widman	12,079,892	226,973

Non-Votes on each nominee: 3,222,878

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2020 as described in the proxy materials. This proposal was approved.

Votes For	Against	Abstain	Non-Votes
15,205,353	145,659	178,731	0

Proposal 3

Proposal 3 was a management proposal to hold an advisory vote on the compensation of the Company’s named executive officers.

Votes For	Against	Abstain	Non-Votes
11,880,386	227,032	199,447	3,222,878

The text included with this Current Report on Form 8-K is available on our website located at Ruger.com/corporate, although we reserve the right to discontinue that availability at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Senior Vice President, Treasurer and
Chief Financial Officer

Dated: May 14, 2020

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